EXHIBIT 23.2


                        CONSENT OF INDEPENDENT AUDITORS


Board of Directors
Cornerstone Realty Income Trust, Inc.
Richmond, Virginia


     We consent to the use of the following reports prepared by us to be incorporated into a Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission by Cornerstone Realty Income Trust, Inc., and to the references to our firm under the heading "Experts" in the Prospectus included in such Registration Statement:


     (1) The Statement of Income and Direct Operating Expenses Exclusive of Items not Comparable to the Proposed Future Operations of the Property Greenbrier Apartments for the Twelve Month Period Ended September 30, 1996, (2) the Statement of Income and Direct Operating Expenses Exclusive of Items not Comparable to the Proposed Future Operations of the Property Deerfield
Apartments for the Twelve Months Ended October 31, 1996, (3) the Statement of Income and Direct Operating Expenses Exclusive of Items not Comparable to the Proposed Future Operations of the Property Franklin Towers Apartments for the Twelve Months Ended December 31, 1996, (4) the Statement of Income and Direct Operating Expenses Exclusive of Items not Comparable to the Proposed Future Operations of the Property Westchase Apartments for the Twelve Months Ended December 31, 1996, (5) the Statement of Income and Direct Operating Expenses Exclusive of Items not Comparable to the Proposed Future Operations of the Property Paces Arbor Apartments for the Twelve Month Period Ended February 28, 1997, (6) the Statement of Income and Direct Operating Expenses Exclusive of Items not Comparable to the Proposed Future Operations of the Property Paces Forest Apartments for the Twelve Month Period Ended February 28, 1997, (7) the Statement of Income and Direct Operating Expenses Exclusive of Items not Comparable to the Proposed Future Operations of the Property Carlyle Club Apartments for the Twelve Month Period Ended March 31, 1997, (8) the Statement of Income and Direct Operating Expenses Exclusive of Items not Comparable to the Proposed Future Operations of the Property Ashley Run Apartments for the Twelve Month Period Ended March 31, 1997, (9) the Statement of Income and Direct Operating Expenses Exclusive of Items not Comparable to the Proposed Future Operations of the Property Summit Charleston Apartments for the Twelve Month Period Ended April 30, 1997, (10) the Statement of Income and Direct Operating Expenses Exclusive of Items not Comparable to the Proposed Future Operations of the Property Dunwoody Springs Apartments For the Twelve Month Period Ended June 30, 1997, (11) the Statement of Income and Direct Operating Expenses Exclusive of Items not Comparable to the Proposed Future Operations of the Property Italian Village Apartments and Villa Marina Apartments for the Twelve Month Period Ended July 31, 1997, (12) the Statement of Income and Direct Operating Expenses Exclusive of Items not Comparable to the Proposed Future Operations of the Property Clarion Crossing Apartments for the Twelve Month Period Ended August 31, 1997, (13) the Statement of Income and Direct Operating Expenses Exclusive of Items not Comparable to the Proposed Future Operations of the Property Barrington Parc Apartments for the Twelve Month Period Ended September 30, 1997, (14) the Statement of Income and Direct Operating Expenses Exclusive of Items not Comparable to the Proposed Future Operations of the Property Sterling Arbor Apartments for the Twelve Months Ended September 30, 1997, and
(15) the Statement of Income and Direct Operating Expenses Exclusive of Items not Comparable to the Proposed Future Operations of the Property Sterling Place Apartments for the Twelve Months Ended September 30, 1997.


Richmond, Virginia
January 22, 1998

                                                /s/ L. P. Martin & Company, P.C.

                                 MCGUIRE WOODS
                              BATTLE & BOOTHE LLP

                                ONE JAMES CENTER
                              901 EAST CARY STREET
                         RICHMOND, VIRGINIA 23219-4030
                TELEPHONE/TDD (804)775-1000 FAX (804)775-1061


Martin B. Richards                                     Direct Dial: 804/775-1029



                                January 26, 1998



VIA EDGAR
---------


Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

                     Cornerstone Realty Income Trust, Inc.


                      Registration Statement on Form S-3
                              File No. 333-34441



Gentlemen:


     On behalf of Cornerstone Realty Income Trust, Inc. (the "Company"), I enclose for filing via the EDGAR system and pursuant to the requirements of the Securities Act of 1933 (the "Act") and the applicable rules and regulations under the Act, Amendment No. 1 to the Company's Registration Statement on Form S-3, File No. 333-34441 (the "Registration Statement").


     If you have any questions or require any further information with respect to the Registration Statement or any matters relating to this filing, please call Martin B. Richards, collect, at (804) 775-1029.


                                        Very truly yours,


                                        /s/ Martin B. Richards
                                        ----------------------
                                        Martin B. Richards


MBR/mno
Enclosure

                     CORNERSTONE REALTY INCOME TRUST, INC.
                              306 EAST MAIN STREET
                            RICHMOND, VIRGINIA 23219




                                January 26, 1998


VIA EDGAR
---------



Securities and Exchange Commission
Division of Corporation Finance
450 5th Street, N.W.
Washington, D.C. 20549


                      Cornerstone Realty Income Trust, Inc.
                               File No. 333-34441



Ladies and Gentlemen:

     Pursuant to Rule 461 under the Securities Act of 1933, the undersigned registrant (the "Registrant") requests acceleration of the Registrant's Registration Statement on Form S-3, File No. 333-34441 (a shelf registration pursuant to Rule 415 under the Act), to Tuesday, January 27th, 1998 at 12:00 p.m., or as soon thereafter as practicable. Questions concerning this request can be directed to the Registrant's counsel, by telephoning, collect, Martin B. Richards at 804-775-1029.

     The disclosure in the Registrant's filing is the responsibility of the Registrant. The Registrant acknowledges that staff comments or changes in response to staff comments in the proposed disclosure in the Registration
Statement may not be asserted as a defense in any proceeding which may be brought by any person with respect to this matter. The Registrant also represents to the Commission that should the Commission, or the staff acting pursuant to delegated authority, declare the filing effective, it does not foreclose the Commission from taking any action with respect to the filing, and the Registrant represents that it will not assert this action as a defense in any proceeding initiated by the Commission or any person under the federal securities laws of the United States.


     The Registrant further acknowledges that the action of the Commission, or the staff acting pursuant to delegated authority, in declaring the filing effective does not relieve the Registrant from its full responsibility for the adequacy or accuracy of the disclosures in the filing.



                                        Sincerely,

                                        CORNERSTONE REALTY INCOME
                                        TRUST, INC.


                                        By:  /s/ Stanley J. Olander, Jr.
                                             ----------------------------



                                        Title: Vice President and
                                               Chief Financial Officer
                                               --------------------------